UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 9, 2022

(Date of earliest event reported)

Phillips 66

(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard

Houston, Texas 77042

(Address of principal executive offices and zip code)

(832) 765-3010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.01 par value	PSX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 9, 2022, the Board of Directors (the “Board”) of Phillips 66 (the “Company”) approved and adopted Amended and Restated By-laws of the Company (as so amended and restated, the “By-laws”), which took effect immediately. The amendments effected by the By-laws, among other things:

•

update and expand the advance notice provisions in Article II, Sections 10 and 11 of the By-laws to reflect procedural updates in light of the recently adopted Rule 14a-19 under the Exchange Act (the “Universal Proxy Rules”) and to make other related changes, including: (i) extending the informational requirements to certain related persons of stockholders and beneficial owners, if any, providing notice of nominations or proposals of other business; (ii) updating certain procedural requirements related to director nominations by stockholders; (iii) requiring additional background information and disclosures regarding stockholders proposing director nominations and other business and other persons related to a stockholder’s solicitation of proxies; (iv) requiring any stockholder submitting a nomination notice to make a representation and applicable confirmation as to whether such stockholder intends to solicit proxies in support of director nominees other than the Board’s nominees in accordance with the Universal Proxy Rules and the By-laws and to provide evidence that the stockholder has complied with such requirements; (v) requiring any stockholder submitting a notice of the proposal of business other than nominations to make a representation as to whether such stockholder intends to solicit proxies from at least the percentage of the Company’s voting shares required under applicable law to carry the proposal; (vi) requiring that disclosures included in a stockholder’s notice of nominations or proposals of other business be updated so that they are accurate as of the record date for the stockholder meeting and as of fifteen days prior to the stockholder meeting; and (vii) clarifying that a failure to provide such information or comply with such solicitation requirements will result in the meeting chairman disregarding a stockholder’s nomination or proposal of other business;

•	reserve a white proxy card for use by the Company’s Board only;

•	clarify that directors shall be elected by a plurality of the votes in contested elections;

•	clarify powers of the chairman of a stockholders’ meeting to prescribe rules and regulations for the conduct of a stockholders’ meeting;

•

include conforming changes in response to certain amendments to the General Corporation Law of the State of Delaware, including (i) updating the methods for giving notice of adjourned stockholder meetings to address the adjournment of virtual meetings and (ii) eliminating the requirement that a list of stockholders be made available during a stockholders’ meeting; and

•	incorporate other conforming and clarifying changes, remove certain outdated provisions and reflect other changes in law.

This summary description of the amendments to the By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the By-laws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-laws of Phillips 66, effective December 9, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66

Dated: December 9, 2022	By:	/s/ Vanessa Allen Sutherland
Vanessa Allen Sutherland Executive Vice President

4